Exhibit 10.27

AGREEMENT

This AGREEMENT (this “Agreement”), dated as of March 28, 2003, by and among CGW SOUTHEAST PARTNERS IV, L.P. (“CGW”), AHL SERVICES, INC. (“AHL”), ARGENBRIGHT, INC. (“Argenbright”), ARGENBRIGHT HOLDINGS LIMITED (“U.S. Holdings”), and AHL EUROPE LIMITED (“AHL Europe Limited”; together with AHL, Argenbright, and U.S. Holdings, collectively referred to as the “AHL Parties”), and SECURICOR plc, a company incorporated under the laws of England and Wales (“Securicor”).

RECITALS

WHEREAS, Securicor and the AHL Parties are parties to that certain Settlement and Release Agreement dated as of April 12, 2002 (as amended, restated, supplemented, or otherwise modified from time to time, the “Settlement Agreement;” capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Settlement Agreement); and

WHEREAS, in connection with the execution and delivery of the Settlement Agreement, AHL executed and delivered to Securicor certain promissory notes in the aggregate principal amount of $13,000,000 (the “Notes”); and

WHEREAS, CGW has entered into a Confidentiality Agreement with AHL dated July 15, 2002, in connection with CGW’s consideration of a possible transaction involving AHL; and

WHEREAS, it is a condition to CGW’s consummation of a possible transaction with AHL that, among other things, Securicor agrees upon certain matters as set forth herein, upon and subject to all of the terms, conditions and provisions hereof.

NOW, THEREFORE, in consideration of the premises and the agreements, covenants and provisions herein contained and for Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. PAYMENT OF OBLIGATIONS

1.1 Sale of Notes. In the event: (a) an Affiliate of CGW (the “Purchaser”) enters into, on or prior to April 30, 2003, an agreement (a “Merger Agreement”) with AHL (the “Transaction”) to acquire all of the capital stock of AHL in a transaction pursuant to which all such capital stock is purchased solely for cash or for cash or other securities of AHL; and (b) the Transaction is consummated on or before September 30, 2003; then Securicor agrees to sell, assign, transfer, convey and endorse over to CGW, and CGW agrees to purchase from Securicor, at or immediately prior to the consummation of the Transaction, the Notes and all of Securicor’s rights and interest therein, against payment to Securicor by CGW, by wire transfer to an account designated in writing by Securicor, of Three Million United States Dollars (U.S.$3,000,000) in immediately available funds. Securicor represents and warrants to CGW that it has title to the Notes, and that the Notes will be transferred to CGW free and clear of any liens. OTHER THAN AS EXPRESSLY SET FORTH HEREIN, CGW HEREBY ACKNOWLEDGES AND AGREES THAT THE NOTES ARE TRANSFERRED BY SECURICOR TO CGW WITHOUT RECOURSE AND WITHOUT ANY REPRESENTATION OR WARRANTY OF ANY NATURE WHATSOEVER, ALL OF WHICH ARE EXPRESSLY DISCLAIMED BY SECURICOR. CGW hereby further acknowledges that Securicor shall be entitled to retain any payments of principal and/or interest received in respect of the Notes prior to consummation of the sale contemplated herein. Securicor and CGW both acknowledge and agree that the transfer and assignment of the Notes pursuant to the terms of this Agreement is expressly subject to the terms of that certain Subordination Agreement, dated as of April 12, 2002, by Securicor in favor of the Lenders identified therein, and Wachovia Bank, National Association, as agent for such Lenders.

1.2 CGW’s and Purchaser’s Reliance. Securicor acknowledges that CGW and the Purchaser are relying upon the agreements of Securicor set forth herein as a part of the decision of the Purchaser to enter into a binding Merger Agreement with AHL and expressly agrees that the sale of the Notes to CGW as herein provided is not a “Repudiation” as defined in the Settlement Agreement.

1.3 Cancellation of Obligations. The parties hereto hereby agree that upon and contemporaneously with the consummation of the sale of the Notes to CGW as provided in Section 1.1 above, (a) Securicor waives all rights to the payment to Securicor of any accrued but unpaid interest on the Notes to and through the date of the sale of the Notes to CGW, and releases AHL from its obligation for the payment to Securicor of all such accrued but unpaid interest, (b) Securicor waives and releases AHL from the payment or performance of all obligations of any kind whatsoever, known or unknown, fixed or contingent, then or thereafter due, by AHL in favor of Securicor under or with respect to the Settlement Agreement (the “AHL Obligations”), (c) each of the AHL Parties waives and releases Securicor from the payment or performance of all obligations of any kind whatsoever, known or unknown, fixed or contingent, then or thereafter due, by Securicor in favor of the AHL Parties under or with respect to the Settlement Agreement, other than any obligations related to the fire at Seton Hall University on January 19, 2000 (the “Securicor Obligations”), and (d) Securicor terminates and forever releases all security interests and other liens in favor of Securicor in any assets of any AHL Party or other persons and entities pledged as security for any of the AHL Obligations. By its execution hereof, Securicor agrees to execute and deliver such instruments and documents as CGW or AHL shall reasonably request, at CGW’s or AHL’s sole expense, to further evidence or confirm the waivers and releases herein made and given, or to evidence termination of such security interest and liens, and authorizes CGW and the Purchaser to amend and terminate of record any financing statements filed of record under the Uniform Commercial Code of any applicable jurisdiction. CGW and AHL agree to pay Securicor’s reasonable attorneys’ fees incurred in connection with such instruments and documents.

Until the earlier to occur of termination of this Agreement and consummation of the sale of the Notes contemplated in Section 1.1 above, Securicor agrees that it shall forebear from exercising any rights Securicor may have to call an event of default against the AHL Parties under any of the Notes or accelerate any of the Obligations.

1.4 Termination; Notification of Transaction. The parties hereto agree that this Agreement shall terminate on the earliest to occur of (a) April 30, 2003, if an Affiliate of CGW has not entered into the Merger Agreement providing for the Transaction; (b) September 30, 2003, if the Notes have not been purchased by such date; or (c) such date that Securicor has been notified by CGW or the Purchaser that the Transaction will not be consummated on the terms and conditions contemplated herein. CGW and, by accepting the benefits hereof, the Purchaser, hereby agree to promptly notify Securicor in writing in the event that CGW, the Purchaser or AHL decide that the Transaction will not be consummated on the terms and conditions contemplated herein.

SECTION 2. MISCELLANEOUS

2.1 Counterparts. This Agreement may be executed by facsimile by each party to this Agreement upon a separate copy, and in such case one counterpart of this Agreement shall consist of enough of such copies to reflect the signature of all of the parties to this Agreement. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement or its terms to produce or account for more than one of such counterparts.

2.2 Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Georgia, without reference to the conflicts or choice of law principles thereof.

2.3 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Neither CGW nor any of the AHL Parties may transfer or assign any of its rights or obligations under this Agreement to any other person or entity without first obtaining the prior written consent of the other parties hereto.

2.4 Entire Agreement. This Agreement is intended by the parties hereto to be the final expression of their agreement with respect to the subject matter hereof and is the complete and exclusive statement of the terms thereof, notwithstanding any representations, statements or agreements to the contrary heretofore made. This Agreement may be modified only by a written instrument signed by both of the parties hereto.

2.5 Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect any way the meaning or interpretation of this Agreement. Unless otherwise specified to the contrary, all references to sections and paragraph headings are references to sections and paragraph headings of this Agreement.

2.6 Specific Performance. Each party hereto agrees that any remedy at law for any breach of the provisions contained in this Agreement shall be inadequate and that the other party hereto shall be entitled to specific performance and any other appropriate injunctive relief in addition to any other remedy such party might have under this Agreement or at law or in equity.

[Signatures appear on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers hereunder duly authorized as of the day and year first written above.

CGW:

CGW SOUTHEAST PARTNERS IV, L.P.
By:	CGW Southeast IV, L.L.C., its General Partner
By:	CGW, Inc., its Manager

By:	/s/ MICHAEL D. LONG

Name:	Michael D. Long
Title:	Vice President

SECURICOR:

SECURICOR plc

By:	/s/ NIGEL GRIFFITHS

ame:	Nigel Griffiths
Title:	Director

AHL PARTIES:

AHL SERVICES, INC.

By:	/s/ A. CLAYTON PERFALL

Name:	A. Clayton Perfall
Title:	Chief Executive Officer

ARGENBRIGHT, INC.

By:	/s/ A. CLAYTON PERFALL

Name:	A. Clayton Perfall
Title:	Chief Executive Officer

ARGENBRIGHT HOLDINGS LIMITED

By:	/s/ A. CLAYTON PERFALL

Name:	A. Clayton Perfall
Title:	Chief Executive Officer

AHL EUROPE LIMITED

By:	/s/ A. CLAYTON PERFALL

Name:	A. Clayton Perfall
Title:	Director